Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 3, 2015, with respect to the consolidated balance sheets of Pegasi Energy Resources Corporation and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, included herein and to the reference to our firm under the heading “Experts” in this prospectus.

/s/ Whitley Penn LLP

Fort Worth, Texas
May 7, 2015